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                                                                    EXHIBIT 10.D

                             JOHNSON CONTROLS, INC.
                   COMMON STOCK PURCHASE PLAN FOR EXECUTIVES
                                 MARCH 28, 2001




                                   SECTION 1
                                    PURPOSE

The purpose of this Plan is to establish an employee benefit plan in the form of a stock purchase plan to facilitate the acquisition of Company Stock by those executives subject to the Executive Stock Ownership Policy previously adopted by the Board of Directors and as amended from time to time, and to make such purchases eligible for an exemption from Section 16 of the Securities Exchange Act of 1934 (the "Act") under Rule 16b-3(c) under the Act.

                                   SECTION 2
                      EFFECTIVE DATE AND TERMINATION DATE

2.1 The Plan is adopted March 28, 2001 and shall be effective as of October 1, 2000.

2.2 This Plan shall remain in effect until terminated by the Board of Directors.

                                   SECTION 3
                                  DEFINITIONS

3.1       The "Board" is the Board of Directors of the Company.

3.2 The "Company" is Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto that adopts the Plan.

3.3 The "Automatic Dividend Reinvestment and Common Stock Purchase Plan" is a separate stock purchase plan for employees of the Company other than those officers or key executives subject to the Company's Executive Stock Ownership Policy.

3.4       "Company Stock" shall mean the common stock of the Company.

3.5 The "Plan" is the Johnson Controls, Inc., Common Stock Purchase Plan for Executives.

3.6 A "Participant" is an officer or key executive of the Company or a subsidiary who has elected to participate in the Plan.






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                             JOHNSON CONTROLS, INC.
                   COMMON STOCK PURCHASE PLAN FOR EXECUTIVES
                                 MARCH 28, 2001



                                   SECTION 4
                                  ELIGIBILITY

4.1 All officers and key executives of the Company or a subsidiary subject to the Company's Executive Stock Ownership Policy, and only such officers and key executives, may participate in the Plan. All other employees of the Company who reside in the United States, Canada, or Puerto Rico and have reached the age of majority in their respective states, provinces, or territories may participate in the Automatic Dividend Reinvestment and Common Stock Purchase Plan without complying with the requirements of this Plan.

                                   SECTION 5
                                INCORPORATION OF
                      THE AUTOMATIC DIVIDEND REINVESTMENT
                         AND COMMON STOCK PURCHASE PLAN

5.1 The terms and conditions of the Automatic Dividend Reinvestment and Common Stock Purchase Plan, as may be amended from time to time, are hereby incorporated as terms and conditions of the Plan, provided that in the event of a conflict between the Automatic Dividend Reinvestment and Common Stock Purchase Plan and the Plan, the terms and conditions set forth herein shall control.

                                   SECTION 6
                                 ADMINISTRATION

6.1 Administration of the Plan, except as otherwise provided herein, shall be the same as, and shall be conducted as part of, the administration of the Automatic Dividend Reinvestment and Common Stock Purchase Plan for the Company, as set forth in JCI Publication 8777 (Rev. 3/93), or any successor plan thereto. The Company's transfer agent and registrar is responsible for the administration of the Plan, subject to the supervision and control of the Compensation Committee of the Board of Directors of the Company.

6.2 Prior to participating in the Plan, a Participant shall enter into a written agreement with the Company in which the Participant shall agree (1) that any derivative security related to the Plan shall not be transferable other than by will or descent or pursuant to a qualified domestic relations order, and (2) that the Participant shall notify the Company of any open-market transaction in Company Stock or derivative securities of the Company no later than the third business day of the month immediately following such transaction.

6.3 The price of each share of the Company Stock purchased under the Plan






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                             JOHNSON CONTROLS, INC.
                   COMMON STOCK PURCHASE PLAN FOR EXECUTIVES
                                 MARCH 28, 2001


          shall be 100% of the average price of shares purchased by the administrator of the Plan as agent for the Participants. No brokerage fee or commission shall be charged. Funds representing cash dividends (both on stock held in the name of the Participant and on any full or fractional shares held under the Plan) will be applied to the purchase of Company Stock under the Plan on the cash dividend payment date or as soon as practicable thereafter, in the same manner as under the Automatic Dividend Reinvestment and Common Stock Purchase Plan.

6.4 Except for a Participant's initial election to purchase shares under the Plan, the purchase of shares by a Participant pursuant to payroll deduction, an increase of amounts deducted from pay, the termination of payroll deductions, the sale of shares, or the closure of the account shall be made only pursuant to an irrevocable election made by the Participant at least six months in advance of the designated transaction.

6.5 Participants that terminate payroll deductions, sell shares, or close accounts shall be prohibited from participating again in the Plan until six months after such transaction. Because any sale or other disposition of Company Stock under the Plan or any purchase under the Plan made other than by normal payroll deductions is not exempt from
          Section 16 of the Act, such a transaction must be reported on a Form 4 by the tenth day of the month immediately following such transaction and may subject a Participant to Section 16 short-swing profit liability.

6.6 The maximum amount that may be deducted from a Participant's pay each month shall be $2,500.

6.7       The Company shall bear the expenses of administering the Plan.

                                   SECTION 7
                                 MISCELLANEOUS

7.1 The Board of Directors of the Company or the Compensation Committee of the Board of Directors may amend the Plan from time to time; however, any amendments requiring approval of the shareholders of the Company pursuant to Rule 16b-3 of the Securities and Exchange Act of 1934 shall be effective only upon such shareholder approval.

7.2 This Plan shall be construed, administered and governed in all respects in accordance with the federal securities laws and regulations and rules promulgated thereunder and the laws of the State of Wisconsin.





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                             JOHNSON CONTROLS, INC.
                   COMMON STOCK PURCHASE PLAN FOR EXECUTIVES
                                 MARCH 28, 2001


7.3 Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.








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